
                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

  Significant subsidiaries of General Re Corporation at December 31, 1997 were as follows:

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                                                                  JURIDISCTION
                                                                       OF
                  NAME                      NATURE OF BUSINESS   INCORPORATION
----------------------------------------- ---------------------- --------------
General Re Corporation                    Holding Company        Delaware
 General Reinsurance Corporation          Reinsurer              Delaware
 Elm Street Corporation                   Real Estate            Delaware
 General Star Indemnity Company           Insurer                Connecticut
  General Star International Indemnity
   Ltd.                                   Insurer                UK
 General Star National Insurance Company  Insurer                Ohio
 General Star Management Company          Management             Delaware
 Genesis Underwriting Management Company  Management             Delaware
  Genesis D & O Liability Insurance Pro-
   gram, Inc.                             Agency                 Ohio
  Broker Markets Agency, Inc.             Agent                  Connecticut
 Genesis Insurance Company                Insurer                Connecticut
 Genesis Indemnity Insurance Company      Insurer                North Dakota
 GRC Realty Corporation                   Real Estate            Connecticut
 Gen Re Holdings, Inc.                    Holding Company        Delaware
  Reinsurance Underwriting Services Lim-
   ited                                   Manager                UK
   General Re Europe Services Ltd.        Management             UK
   General Re Europe Limited              Reinsurer              UK
   General Re, Correduria de Reaseguros,
    S.A.                                  Intermediary           Spain
 General and Cologne Re Management Lim-
  ited                                    Management             Australia
 General & Cologne Re Brasil Ltda.        General Business Corp. Brazil
 General and Cologne Reinsurance Aus-
  tralasia Limited                        Reinsurer              Australia
  Recoa Investments Pty. Limited          Investment Company     Australia
 General Re Compania de Reaseguros, S.A.  Reinsurer              Uruguay
  Mandataria General Re, S.A.             Agent                  Argentina
  Die Kolnische Ruck Compania de
   Reaseguros, S.A.                       Reinsurer              Argentina
 National Re Corporation                  Holding Company        Delaware
  National Reinsurance Corporation        Reinsurer              Delaware
   Fairfield Insurance Company            Insurer                Connecticut
   National Intermediaries, Inc.          Intermediary           New York
   Global Resolution, Inc.                Manager                New Jersey
   National Risk Services, Inc.           Broker                 Connecticut
 RIC Corporation of Delaware              General Business Corp. Delaware
 North Star Reinsurance Corporation       Reinsurer              Delaware
 General Re-New England Asset Management,
  Inc.                                    Investment Adviser     Delaware
 North Star Syndicate, Ltd.               Insurance Syndicate    Delaware
 United States Aviation Underwriters,
  Inc.                                    Manager                New York
 Canadian Aviation Insurance Managers
  Ltd.                                    Manager                Montreal, Can.
  Airsurance Limitee                      Manager                Montreal, Can.
 General Re Services Corporation          General Business Corp. Delaware
 General Re Financial Products (Japan)
  Inc.                                    Agent/Swap Dealer      Delaware
 Herbert Clough Inc.                      Intermediary           New York
 Genplus Managers, Inc.                   Manager                Delaware
 Cresset Capital Limited Partnership      Venture Capital        NY Partnership
 GRD Corporation                          General Business Corp. Delaware
 General Re-CKAG Reinsurance and Invest-
  ment S.a.r.L.                           Holding Company        Luxembourg
  Kolnische Ruckversicherungs-Gesell-
   schaft AG                              Reinsurer              Germany
   Cologne Holding Company of America     Holding Company        Connecticut
    Cologne Re Managers Corporation       Management             Delaware
    Cologne Reinsurance Company of Amer-
     ica                                  Reinsurer              Connecticut
   Cologne Life Reinsurance Company       Reinsurer              Connecticut
    Cologne Life Underwriting Management
     Company                              Management             Connecticut
     Health Reinsurance Management Part-
      nership                             Partnership            Massachusetts
     AVB Development, Inc.                General Business Corp. Connecticut
     John Hewitt and Associates           Management             Maine
     Insurance Management Services, Corp. Management             Connecticut
    Idealife Insurance Company            Insurer                Connecticut
   Europa Ruckversicherung AG             Reinsurer              Germany

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
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                                                                 JURIDISCTION
                                                                      OF
                  NAME                      NATURE OF BUSINESS   INCORPORATION
----------------------------------------- ---------------------- -------------
    Europa Re International               Securities Trader      Ireland
   Kolnische Versicherungs-Beratungs- und
    Service GmbH                          General Business Corp. Germany
   The Cologne Reinsurance Company Ltd.   Reinsurer              UK
   Cologne Reinsurance Company Ltd.       Reinsurer              Ireland
   La Kolnische Italia Servizi
    Riassicurativi SRL                    Agent                  Italy
   Cologne Reinsurance Finance Holdings
    B.V.                                  Holding Company        Netherlands
   Cologne Reinsurance Company Ltd.       Reinsurer              Bermuda
    Cologne Reinsurance Ltd.              Reinsurer              Barbados
   La Kolnische Latina S.A.               Agent                  Mexico
   Kolnische Ruck Wien                    Reinsurer              Austria
   Cologne Reinsurance Company of South
    Africa Ltd.                           Reinsurer              South Africa
   General and Cologne Re Management Lim-
    ited                                  Management             Australia
   General & Cologne Re Brasil Ltda.      General Business Corp. Brazil
   Cologne Life Reinsurance Company of
    Australia Ltd.                        Reinsurer              Australia
   Die Kolnische Ruck Riga GmbH           Agent                  Latvia
   La Kolnische Iberica S.A.              Agent                  Spain
   Kolnische Ruck Buenos Aires S.A.       Agent                  Argentina
   Cologne Life Reinsurance Company Lim-
    ited                                  Reinsurer              UK
   Kolnische Gestion Immobiliere          Real Estate            France
   Cologne Re Consultants                 Consultants            Hong Kong
   Insiders GmbH                          General Business Corp. Germany
   Kolnische Norden                       Reinsurer              Denmark
    La Kolnische de Venezuela             Reinsurer              Venezuela
    Universal Risk Partners               Broker                 Luxembourg
   General Re London Limited              General Business Corp. UK
  GRD Global, Inc.                        Management             Delaware
  General Re Financial Products Corpora-
   tion                                   Swap Dealer            Delaware
   General Re Financial Products (Canada)
    Limited                               Agent                  Ontario
   General Re Securities (Canada) Corpo-
    ration                                Limited Market Dealer  Ontario
  General Re Financial Products Limited   Agent                  UK
  General Re Financial Securities Lim-
   ited                                   Swap Dealer            UK
  General Re Securities Corporation       Broker-Dealer          Delaware
  General Re Underwriting Services Lim-
   ited                                   Underwriting Services  Bermuda
  General Re (Bermuda) Limited.           Reinsurer              Bermuda
  General Re Investment Holdings Corpo-
   ration                                 Holding Company        Delaware
   General Re Funding Corporation         General Business Corp. Delaware
   General Re Corporate Finance, Inc.     General Business Corp. Delaware
  General Re Strategic Solutions, Inc.    General Business Corp. Delaware
  General Re Financial Products (Hong
   Kong) Limited                          Swap Dealer            Hong Kong
  Ardent Risk Services, Inc.              General Business Corp. Delaware

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Legend:

 (1)Percentages include any director qualifying shares
 (2)Partnership Percentage
 (3) Cologne Reinsurance Company Ltd. (Bermuda) owns 75% and Cologne Life Reinsurance Company (Connecticut) owns 25% of Cologne Reinsurance Ltd. (Barbados)
 (4) General Reinsurance Corporation and Kolnische Ruckversicherungs-Gesellschaft AG each own 50% of General and Cologne Re Management Limited
 (5) Kolnische Ruckversicherungs-Gesellschaft AG owns 70% and non affiliates - Wiener Stadtische Allgemeine Versicherung Aktiengesellschaft and Versicherungsanstalt der osterreichischen Bundeslander Versicherungsaktiengesellschaft each own 15% of Kolnische Ruck Wien
 (6) In addition to its ownership of Cologne Re through GR-CK, GRD Corporation purchased for its own account an additional 11.2% of the shares of Cologne Re through December 31, 1997, which increased GRD Corporation's consolidated economic interest in Cologne Re to 77.5%
 (7) 50.1% controlling interest held by GRD Corporation and a 49.9% non-controlling minority interest held by Colonia Konzern, AG of Germany (37.8%) and Nordstern Allgemeine Versicherungs, AG of Germany (12.1%)
 (8) Cologne Life Underwriting Management Company owns 51% and Health Reinsurance Management, Inc. (a nonaffiliate) owns 49% of Health Reinsurance Management Partnership
 (9) Kolnische Ruckversicherungs-Gesellschaft AG owns 75% and non-affiliates - ProFin Beteiligungsgesellschaft mbH owns 16%, Iron Trades Insurance Ltd. owns 8% and Mutuell Assurance Artisanale de France owns 1% of Europa Ruckversicherung AG
(10) Kolnische Ruckversicherungs-Gesellschaft AG owns 85% and two Managers own the remaining 15% of Insiders GmbH
(11) Cologne Life Underwriting Management Company owns 92.63% and Robert Taylor owns 7.37% of John Hewitt and Associates
(12) General Reinsurance Corporation and Kolnische Ruckversicherungs-Gesellschaft AG each own 50% of General & Cologne Re Brasil Ltda.

(Indentation Shows Ownership)